 Chanticleer Holdings Reports Improvement in Revenues, EBITDA, Gross

Margins and Net Loss from Continuing Operations for the Six Months Ended June 30, 2013

CHARLOTTE, NC – August 12, 2013 - Chanticleer Holdings, Inc. (NASDAQ: HOTR) (“Chanticleer” or “the Company”), a franchisee of international Hooters® restaurants and a minority owner in the privately held parent company of the Hooters® brand, Hooters of America, (“HOA”), announced its financial results for the three and six months ended June 30, 2013.

Highlights Include:

•	Restaurant revenue for the second quarter 2013 decreased 3.2% to $1.6 million, compared with $1.7 million in the second quarter 2012. This decrease is primarily from a decrease in the South African (“SA”) currency exchange rate to the U.S. dollar (“USD”) of approximately 16%. This decrease in the SA currency exchange rate to the USD is offset by an increase from our Budapest, Hungary location which opened in August 2012. Restaurant revenue for the six months ended June 30, 2013 increased 6.5% to $3.3 million, compared with $3.1 million in the same period a year ago. This increase occurred despite the exchange rate changes and Budapest opening mentioned previously. As of June 30, 2013, the Company had six restaurants (five consolidated and one joint venture) compared with five restaurants (four consolidated and one joint venture) as of June 30, 2012.
•	Gross profit margins for the second quarter 2013 improved 3.1% to 61.3% compared with 58.2% in the same period a year ago. Gross profit margins for the six months ended June 30, 2013 improved 3.4% to 61.5% compared with 58.1% in the second quarter 2012.
•	Same-store gross sales for restaurants opened more than a year increased 6.1% in South Africa currency (Rands) and decreased 9.8% in USD for the six months ended June 30, 2013 compared with last year, due to fluctuations in the exchange rate.
•	Restaurant operating expenses for the second quarter 2013 were $932,000 or 56.8% of restaurant revenue, compared with $923,000 or 54.4% of restaurant revenue for the year-ago quarter. Restaurant operating expenses for the six months ended June 30, 2013 were $1.9 million or 58.2% of restaurant revenue, compared with $1.7 million or 54.9% of restaurant revenue for the year-ago quarter. Operating expenses for the 2013 periods included our Budapest, Hungary location (opened in August 2012) whose operating expenses were a higher percentage of revenue compared with our South African stores.
•	Net loss attributable to Chanticleer Holdings, Inc. from continuing operations for the second quarter 2013 was $682,000 or $0.18 per share, compared with $805,000 or $0.54 per share for the year-ago second quarter. Total net loss for the 2013 second quarter was $707,000 or $0.19 per share, compared with $844,000 or $0.56 per share.
•	Net loss attributable to Chanticleer Holdings, Inc. from continuing operations for the six months ended June 30, 2013 was $1.4 million or $0.39 per share, compared with $1.4 million or $0.58 per share for the year-ago period. Total net loss for the six months ended June 30, 2013 was $1.4 million or $0.39 per share, compared with $1.5 million or $0.62 per share.

1

•	In March 2013, the company announced its exiting of the operation of its investment management business. During the second quarter 2013 the company received two months of cost-saving benefits, and beginning in the third quarter 2013, the savings are estimated to be $50,000 per quarter. The revenues and expenses are presented as discontinued operations in our statement of operations for the three and six months ended June 30, 2013 and June 30, 2012.
•	Restaurant EBITDA for the three and six months ended June 30, 2013 was approximately $75,000 and $111,000, respectively compared with $63,000 and $100,000 in the same periods a year-ago. Our improved gross margins were offset by an increase in operating expenses, including professional fees and higher payroll costs.
•	General and administrative expenses (“G&A”) for the second quarter 2013 was $621,000 or 37.3% of revenue, compared with $611,000 or 35.5% of total revenue in the year-ago quarter. G&A for the six months ended June 30, 2013 was $1.4 million or 40.5% of revenue, compared with $1.1 million or 33.8% of total revenue in the year-ago quarter. These costs increased primarily because of increases in audit and legal fees, additional costs related to NASDAQ fees and SEC filings, as well as an increase in corporate personnel, offset by a decrease in G&A attributable to our discontinued operations.
•	On August 2, 2013, the Company entered into a Binding Letter of Intent with West End Wings Limited for the purchase of the Nottingham, England Hooters restaurant location for a total purchase price of three million one hundred and fifty thousand dollars ($3,150,000). The closing is contingent upon the completion of a full and accurate audit, and is expected to occur the earlier of the completion of the audit or October 31, 2013. The Company closed on a $3 million funding in the form of convertible debt from a consortium of investors to finance this purchase.

Mike Pruitt, Chairman and CEO of Chanticleer, commented: “With most of the key performance indicators discussed above, combined with key strategic initiatives coming to fruition as planned, our company is growing stronger. For the first six months, our six operating stores in three countries are performing well. Revenue growth, gross margin improvement and an 11.5% growth in restaurant EBITDA all contributed to net loss improvement of 6.6%.

During the second quarter, we exited the investment management business which allows us to save that expense and to focus solely on expanding our restaurant business abroad and here in the United States.

I am pleased to tell you that on August 2, 2013, Chanticleer Holdings signed a Binding Letter Of Intent with West End Wings Ltd. for the purchase of the existing Nottingham, England Hooters restaurant location for $3,150,000 in cash. We expect to close pending a complete and acceptable audit on or before October 31, 2013.

This will be our first Hooter's restaurant in Great Britain, and based on this store's past operational performance, we believe it will be a great entry into a very receptive and American food-friendly country. West End Wing's management has been very successful and as the new owners, we will benefit greatly from their experience and knowledge.

Going forward, we will continue to evaluate restaurant opportunities at home and abroad, as well as continue to improve performance in our existing operations.”

2

Use of Non-GAAP Measures

Chanticleer Holdings, Inc. prepares its consolidated financial statements in accordance with United States generally accepted accounting principles ("GAAP"). In addition to disclosing financial results prepared in accordance with GAAP, the company discloses information regarding EBITDA, which differs from the term EBITDA as it is commonly used. In addition to adjusting net income (loss) from continuing operations to exclude taxes, interest, and depreciation and amortization, EBITDA also excludes pre-opening costs for our restaurants and gain on extinguishment of debt. EBITDA is not a measure of performance defined in accordance with GAAP. However, EBITDA is used internally in planning and evaluating the company's operating performance. Accordingly, management believes that disclosure of this metric offers investors, bankers and other stakeholders an additional view of the company's operations that, when coupled with the GAAP results, provides a more complete understanding of the company's financial results.

EBITDA should not be considered as an alternative to net loss or to net cash used in operating activities as a measure of operating results or of liquidity. It may not be comparable to similarly titled measures used by other companies, and it excludes financial information that some may consider important in evaluating the company's performance. A reconciliation of GAAP net income (loss) to EBITDA is included in the accompanying financial schedules.

About Chanticleer Holdings, Inc.

Chanticleer Holdings (HOTR) is a franchisee of international Hooters® restaurants is focused on expanding the Hooters® casual dining restaurant brand in international emerging markets. Chanticleer currently owns in whole or part of the exclusive franchise rights to develop and operate Hooters restaurants in South Africa, Hungary and parts of Brazil, and has joint ventured with the current Hooters franchisee in Australia, while evaluating several additional international opportunities. The Company currently owns and operates in whole or part of six Hooters restaurants in its international franchise territories: Durban, Johannesburg, Cape Town and Emperor's Palace in South Africa; Campbelltown in Australia; and Budapest in Hungary. Chanticleer maintains a minority ownership stake in Hooters of America and its CEO, Mike Pruitt, is also a member of Hooters' Board of Directors. Hooters of America is an operator and the franchisor of over 430 Hooters® restaurants in 28 countries.

For further information, please visit www.chanticleerholdings.com
Facebook: www.Facebook.com/ChanticleerHOTR
Twitter: http://Twitter.com/ChanticleerHOTR

For further information on Hooters of America, visit www.Hooters.com
Facebook: www.Facebook.com/Hooters
Twitter: http://Twitter.com/Hooters

Safe Harbor/Risk Factors

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation:

3

•	Operating losses continuing for the foreseeable future; we may never be profitable;
•	Our business strategy includes operating a new line of business that is distinct and separate from our primary existing operations, which could be subject to additional business and operating risks;

•	Inherent risks in expansion of operations, including our ability to acquire additional territories, generate profits from new restaurants, find suitable sites and develop and construct locations in a timely and cost-effective way;

•	General risk factors affecting the restaurant industry, including current economic climate, costs of labor and food prices;

•	Intensive competition in our industry and competition with national, regional chains and independent restaurant operators;

•	Our rights to operate and franchise Hooters-branded restaurants are dependent on the Hooters’ franchise agreements;

•	Our business depends on our relationship with Hooters;

•	We do not have full operational control over the businesses of our franchise partners;

•	Failure by Hooters to protect its intellectual property rights, including its brand image;

•	Our business has been adversely affected by declines in discretionary spending and may be affected by changes in consumer preferences;

•	Increases in costs, including food, labor and energy prices;

•	Our business and the growth of our Company is dependent on the skills and expertise of management and key personnel;

•	Constraints could effect our ability to maintain competitive cost structure, including, but not limited to labor constraints;
•	Work stoppages at our restaurants or supplier facilities or other interruptions of production;
•	Our food service business and the restaurant industry are subject to extensive government regulation;
•	We may be subject to significant foreign currency exchange controls in certain countries in which we operate;
•	Inherent risk in foreign operation;
•	We may not attain our target development goals and aggressive development could cannibalize existing sales;
•	Current conditions in the global financial markets and the distressed economy;
•	A decline in market share or failure to achieve growth;
•	Unusual or significant litigation, governmental investigations or adverse publicity, or otherwise;
•	Adverse effects on our operations resulting from the current class action litigation in which the Company is one of several defendants;

Chanticleer cannot be certain that any expectation, forecast, or assumption made in preparing any forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its Web site or otherwise. We undertake no obligation to update the forward-looking statements provided to reflect events or circumstances that occur after the date on which they were made. Further information on our business, including important factors which could affect actual results are discussed in the Company's filings with the SEC, including its Annual Report on Form 10-K under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

4

Contact:

Chanticleer Holdings, Inc.
Mike Pruitt
Chairman/CEO
Phone: 704.366.5122 x 1
mp@chanticleerholdings.com

Eric Lederer
CFO
Phone: 704.366.5736
elederer@chanticleerholdings.com

5

Chanticleer Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
	June 30,	December 31,
	2013	2012
ASSETS
Current assets:
Cash	$160,550	$1,223,803
Restricted cash	2,750,000	-
Accounts receivable	134,737	161,073
Other receivable	70,907	85,473
Inventory	169,227	227,023
Due from related parties	113,748	117,899
Prepaid expenses	216,307	170,769
Assets of discontinued operations	55,357	44,335
TOTAL CURRENT ASSETS	3,670,833	2,030,375
Property and equipment, net	2,127,114	2,316,146
Goodwill	396,487	396,487
Intangible assets, net	624,301	559,832
Investments at fair value	19,983	56,949
Other investments	1,983,927	2,116,915
Deposits and other assets	166,718	169,727
TOTAL ASSETS	$8,989,363	$7,646,431

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt, line of credit and notes payable	$574,141	$236,110
Advances from investors	2,750,000	-
Accounts payable and accrued expenses	1,102,633	1,108,305
Other current liabilities	102,774	361,586
Current maturities of capital leases payable	30,574	27,965
Deferred rent	20,049	10,825
Due to related parties	13,733	13,733
Liabilities of discontinued operations	9,031	14,328
TOTAL CURRENT LIABILITIES	4,602,935	1,772,852
Capital leases payable, less current maturities	36,337	60,518
Deferred rent	99,486	98,448
Other liabilities	108,040	186,060
TOTAL LIABILITIES	4,846,798	2,117,878
Commitments and contingencies

Stockholders' equity:
Common stock: $0.0001 par value; authorized 20,000,000
shares; issued and outstanding 3,702,896 and 3,698,896
shares at June 30 2013 and December 31, 2012, respectively	370	370
Additional paid in capital	14,992,022	14,898,423
Other comprehensive loss	(163,792)	(181,741)
Accumulated deficit	(10,703,474)	(9,258,697)
Non-controlling interest	17,439	70,198
TOTAL STOCKHOLDERS' EQUITY	4,142,565	5,528,553
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,989,363	$7,646,431

6

Chanticleer Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
	For the Three Months Ended
	June 30,
	2013	2012
Revenue:
Restaurant sales, net	$1,641,043	$1,696,123
Management fee income - non-affiliates	25,000	25,000
Total revenue	1,666,043	1,721,123
Expenses:
Restaurant cost of sales	635,348	709,612
Restaurant operating expenses	932,250	923,290
Restaurant pre-opening expenses	10,201	23,499
General and administrative expenses	620,668	610,754
Depreciation and amortization	129,876	87,161
Total expenses	2,328,343	2,354,316
Loss from operations	(662,300)	(633,193)
Other income (expense)
Equity in losses of investments	(18,806)	(33,348)
Miscellaneous income	1,263	-
Interest expense	(18,443)	(208,102)
Total other expense	(35,986)	(241,450)
Loss from continuing operations before income taxes	(698,286)	(874,643)
Provision for income taxes	12,106	-
Loss from continuing operations	(710,392)	(874,643)
Loss from discontinued operations, net of taxes	(24,980)	(38,660)
Consolidated net loss	(735,372)	(913,303)
Less: Net loss attributable to non-controlling interest	28,428	69,687
Net loss attributable to Chanticleer Holdings, Inc.	$(706,944)	$(843,616)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(681,964)	$(804,956)
Loss from discontinued operations	(24,980)	(38,660)
	$(706,944)	$(843,616)
Other comprehensive loss:
Unrealized loss on available-for-sale securities (none applies to
non-controlling interest)	$(13,202)	$(132,021)
Foreign translation income	41,400	7,666
Other comprehensive loss	$(678,746)	$(967,971)
Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common shareholders, basic and diluted	$(0.18)	$(0.54)
Discontinued operations attributable to common shareholders, basic and diluted	(0.01)	(0.03)
	$(0.19)	$(0.56)
Weighted average shares outstanding, basic and diluted	3,701,928	1,502,418

7

Chanticleer Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)
	For the Six Months Ended
	June 30,
	2013	2012
Revenue:
Restaurant sales, net	$3,283,165	$3,083,618
Management fee income - non-affiliates	50,000	50,000
Total revenue	3,333,165	3,133,618
Expenses:
Restaurant cost of sales	1,263,236	1,291,163
Restaurant operating expenses	1,912,405	1,692,622
Restaurant pre-opening expenses	10,201	64,220
General and administrative expenses	1,350,737	1,060,412
Depreciation and amortization	244,100	167,185
Total expenses	4,780,679	4,275,602
Loss from operations	(1,447,514)	(1,141,984)
Other income (expense)
Equity in losses of investments	(33,053)	(43,886)
Gain on extinguishment of debt	70,900	-
Miscellaneous income	3,825	-
Interest expense	(55,386)	(393,212)
Total other expense	(13,714)	(437,098)
Loss from continuing operations before income taxes	(1,461,228)	(1,579,082)
Provision for income taxes	21,197	-
Loss from continuing operations	(1,482,425)	(1,579,082)
Loss from discontinued operations, net of taxes	(15,111)	(100,523)
Consolidated net loss	(1,497,536)	(1,679,605)
Less: Net loss attributable to non-controlling interest	52,759	132,204
Net loss attributable to Chanticleer Holdings, Inc.	$(1,444,777)	$(1,547,401)

Net loss attributable to Chanticleer Holdings, Inc.:
Loss from continuing operations	$(1,429,666)	$(1,446,878)
Loss from discontinued operations	(15,111)	(100,523)
	$(1,444,777)	$(1,547,401)
Other comprehensive loss:
Unrealized loss on available-for-sale securities (none applies to
non-controlling interest)	$(36,966)	$(237,639)
Foreign translation income (loss)	54,916	(1,048)
Other comprehensive loss	$(1,426,827)	$(1,786,088)
Net loss per attributable to Chanticleer Holdings, Inc. per common share, basic and diluted:
Continuing operations attributable to common shareholders, basic and diluted	$(0.39)	$(0.58)
Discontinued operations attributable to common shareholders, basic and diluted	(0.00)	$(0.04)
	$(0.39)	$(0.62)
Weighted average shares outstanding, basic and diluted	3,700,420	2,498,882

8

Chanticleer Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Six Months Ended
	June 30,
	2013	2012
Cash flows from operating activities:
Net loss	$(1,482,425)	$(1,579,082)
Less: net loss from discontinued operations	(15,111)	(100,523)
Net loss from continuing operations	(1,497,536)	(1,679,605)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation and amortization	244,100	167,185
Equity in losses of investments	33,053	43,886
Amortization of warrants	85,879	72,063
Common stock issued for services	7,720	9,406
Gain on debt extinguishment	(70,900)	-
Decrease (increase) in accounts and other receivables	40,902	(24,010)
(Increase) decrease in prepaid expenses and other assets	(38,411)	84,016
Decrease (increase) in inventory	57,796	(34,934)
Increase in accounts payable and accrued expenses	42,190	561,011
Increase in deferred rent	10,262	31,284
Advance from related parties for working capital	(19,525)	(61,487)
Net cash used in operating activities from continuing operations	(1,104,470)	(831,185)
Net cash (used in) provided by operating activities from discontined operations	(40,503)	2,552
Net cash used in operating activities	(1,144,973)	(828,633)

Cash flows from investing activities:
Proceeds from non-controlling interests	-	90,000
Purchase (repayments) of investments	95,815	(904,857)
Restricted cash	(2,750,000)	-
Franchise costs	(75,000)	(240,000)
Purchase of property and equipment	(44,186)	(696,839)
Net cash used in investing activities from continuing operations	(2,773,371)	(1,751,696)
Net cash used in investing activities from discontinued operations	-	-
Net cash used in investing activities	(2,773,371)	(1,751,696)

Cash flows from financing activities:
Sale of common stock	-	7,051,464
Loan proceeds, net	342,000	2,915,000
Advances from investors	2,750,000	-
(Decrease) in other liabilities	(265,932)	(25,012)
Loan and capital lease repayments	(25,541)	(3,956,813)
Net cash provided by financing activities from continuing operations	2,800,527	5,984,639
Net cash (used in) provided by financing activities from discontinued operations	-	-
Net cash provided by financing activities	2,800,527	5,984,639
Effect of exchange rate changes on cash	54,564	(1,045)
Net change in cash	(1,063,253)	3,403,265
Cash, beginning of period	1,223,803	144,189
Cash, end of period	$160,550	$3,547,454

9

Reconciliation of net income (loss) from continuing operations to EBITDA

Unaudited

Three months ended June 30, 2013:	Restaurants only
	South Africa	Hungary	Management	Totals
GAAP net loss from continuing operations	$(51,417)	$(36,743)	$(622,232)	$(710,392)
Interest expense	11,769	-	6,673	18,442
Pre-opening expenses	10,201	-	-	10,201
Depreciation and amortization	97,081	31,710	1,085	129,876
Income taxes	12,106	-	-	12,106
EBITDA	$79,740	$(5,033)	$(614,474)	$(539,767)
Total Restaurants EBITDA		$74,707

Three months ended June 30, 2012:

	South Africa	Hungary	Management	Totals
GAAP net loss from continuing operations	$(32,375)	$(25,000)	$(817,268)	$(874,643)
Interest expense	12,271	-	195,831	208,102
Pre-opening costs	(1,501)	25,000	-	23,499
Depreciation and amortization	84,826	-	2,335	87,161
EBITDA	$63,221	$-	$(619,102)	$(555,881)
Total Restaurants EBITDA		$63,221

Six months ended June 30, 2013:	Restaurants only
	South Africa	Hungary	Management	Totals
GAAP net loss from continuing operations	$(36,679)	$(75,785)	$(1,369,961)	$(1,482,425)
Interest expense	22,490	-	32,896	55,386
Pre-opening expenses	10,201	-	-	10,201
Gain on debt extinguishment	(70,900)			(70,900)
Depreciation and amortization	184,953	55,872	3,275	244,100
Income taxes	21,197	-	-	21,197
EBITDA	$131,262	$(19,913)	$(1,333,790)	$(1,222,441)
Total Restaurants EBITDA		$111,349

Six months ended June 30, 2012:
	South Africa	Hungary	Management	Totals
GAAP net loss from continuing operations	$(128,076)	$(25,000)	$(1,426,006)	$(1,579,082)
Interest expense	26,029	-	367,183	393,212
Pre-opening costs	39,220	25,000	-	64,220
Depreciation and amortization	162,660	-	4,525	167,185
EBITDA	$99,833	$-	$(1,054,298)	$(954,465)
Total Restaurants EBITDA		$99,833

10